U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 5, 2007

PARAFIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-9071	74-2026624
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

5190 Neil Road - Suite 430, Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 613-3131

__n/a____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On May 2, 2007, the Registrant entered into a farmout agreement (the “Farmout Agreement”) with Meta Petroleum Ltd. with respect to the development of an oil concession on approximately 7,000 hectares of land in the Republic of Colombia. The Farmout Agreement was executed for Meta Petroleum Ltd. by its specially appointed representative Richard Torres Utria. The Farmout Agreement gave the Registrant a 50% interest in the concession, conditioned upon and effective upon its completion of the drilling of four oil wells on the concession at the Registrant’s expense. The Registrant was required to bear 50% of the operating costs of the concession after the completion of the initial four wells. Shortly after the Farmout Agreement was executed, Meta Petroleum Ltd. denied its validity notwithstanding the copy of the Farmout Agreement signed by its special representative. Because management believes that the Farmout Agreement could prove a valuable asset to the Registrant and a benefit to the Registrant’s shareholders, Registrant will take all reasonable steps to enforce the Farmout Agreement. As set forth below, Registrant has raised sufficient funds to drill the initial four wells that it is required to drill and to fund its share of operations thereafter. In addition, Registrant issued 19,999,997 shares of the Registrant’s common stock to be registered as issued under a presently effective Registration Statement on Form S-8 to restore the shareholdings to their original amounts previously issued prior to the 1 for 3 share rollback. Registrant has entered into a Consulting Agreement with Zuzanne Kanaty, a Financial Advisor and Consultant domiciled in Venezuala and specializing in South America, dated June 12, 2007 and with Francisco Saez. The Agreement provides that the consultants will each receive 10,000,000 shares of the Registrant’s common stock to be registered as issued under a presently effective Registration Statement on Form S-8. In addition, Zuzanne Kanaty will receive $5,000,000 as Advisory fees for securing the Registrant’s interest in the Meta Petroleum, Ltd. Farmout Agreement and/or concessions. The Farmout Agreement and the Consulting Agreement cited above were approved by the Board of Directors on July 5, 2007 and by 69% of the shareholders.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Through its advisor and placement agent, Rukos Security Advice A.G. of Frankfurt, Germany (“Rukos”), under several Regulation S offerings during June and July 2007, the Registrant has sold the following restricted securities:

On June 1, 2007, 60,000,000 Units at $0.03 per Unit for a total of $1,800,000 with each Unit comprised of a share of common stock, a three year “A” warrant at $0.04 and a three year “B” warrant at $0.05. The shares in such offering were all consolidated (to 20,000,000 Units @ $0.09) after the 1 for 3 reverse stock split described below. At the time of such unregistered offering the Registrant’s common stock was trading at $0.03 on the NASDAQ OTCBB.

In July, 37,500,000 Units at $0.02 per Unit for a total of $750,000 with each Unit comprised of one share of common stock, a three year “A” warrant at $0.03 and a three year “B” warrant at $0.04 if the “A” warrant is exercised. At the time of such unregistered offering the Registrant’s common stock was trading at $0.02 on the NASDAQ OTCBB.

Rukos purchased the units in each offering on behalf of clients, all of whom are non-US persons as defined in Rule 902(o) under the Securities Act of 1933, as amended. No commissions were paid in connection with these sales. The proceeds of this financing will be used for general working capital purposes, including, but not limited to, funding the Registrant’s obligations under the Farmout Agreement..

After the offerings described above, the Registrant has a total of 136,280,671 shares issued and outstanding as of July 31, 2007.

ITEM 3.03 MATERIAL MODIFICATION TO THE RIGHTS OF SECURITIES HOLDERS.

Effective June 4, 2007, the Registrant affected a one for three reverse stock split on the issued and outstanding shares. The number of shares which the Registrant is authorized to issue remaining unchanged at 200,000,000 shares, 190,000,000 Common shares and 10,000,000 Preferred Shares. The reverse stock split and the authorization to issue all classes of shares and warrants and all Agreements cited herein were approved by the written consent of the holders of a minimum of 62% of the Registrant’s issued and outstanding shares and the Registrant’s Board of Directors. The Registrant’s new stock symbol on the NASDAQ OTCBB is PFNO.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
-----------	----------

3.01	Certificate of Amendment to the Articles of Incorporation

10.01	Farmout Agreement between the Registrant and Meta Petroleum, LTD.

10.02	Consulting Agreement between the Registrant and Zuzanne Kanaty

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ParaFin Corporation

Dated: July 30, 2007

By: /s/ Sidney B. Fowlds

Sidney B. Fowlds, President